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                                                                    EXHIBIT 10.6

                       FFE TRANSPORTATION SERVICES, INC.
                           1994 INCENTIVE BONUS PLAN



       This amended Incentive Bonus Plan (hereafter the "Incentive Plan") is entered into as of January 1, 1995, by FFE Transportation Services, Inc., a Delaware corporation ("FFE"), as a replacement of the 1992 Incentive Bonus Plan (the "Prior Plan").


                                    RECITALS
                                    --------

       FFE established the Prior Plan for the benefit of the employees of FFE in order to provide bonuses, payable in cash and Company Stock, to certain of its employees in the event established company performance goals were met. FFE desires to continue this incentive bonus arrangement and to modify the plan in certain respects.


                                      PLAN
                                      ----

       1.   Definitions.  For the purposes of this Incentive Plan, the following
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terms shall have the meanings as set forth below:

          (a) The term "Incentive Bonus" shall mean the bonus paid in cash, or partially in cash and partially in Common Stock, to the Participants as provided under this Incentive Plan.

          (b) The term "Operating Ratio" shall mean the ratio of (i) operating expenses of the FFE division providing motor carrier services using refrigerated equipment to (ii) operating revenue of the FFE division providing motor carrier services using refrigerated equipment, as established from information derived from FFE's annual financial statements, and as further adjusted by the Committee for such specific items, if any, that the Committee in its discretion determines are appropriate.

          (c) The term "Pay" shall mean a Participant's weekly base compensation as of the end of the calendar year (as determined by the Committee) and shall exclude any non-recurring compensation such as bonus payments.

          (d) The term "Participant" shall mean any employee of FFE, whether permanent, full-time, or part-time, but shall not include Temporary Employees.

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          (e) The term "Common Stock" shall mean issued and outstanding shares of common stock of Frozen Food Express Industries, Inc. ("Industries"), a Texas corporation which is the parent of FFE, Inc. ("Inc."), a Delaware corporation which is the parent of FFE.

          (f) The term "Temporary Employee" shall mean any employee either employed in a job classification which, under FFE's personnel policies, is classified as temporary, or whose employment is not intended to last more than six months as the date of commencement of employment.

          (g) The term "Committee" shall mean a committee of the Board of Directors of Industries, which shall consist of not less than two persons who are "disinterested persons" as defined in Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 and who meet such additional criteria as the Board of Directors of Industries shall determine so that any incentive bonuses paid pursuant to this Plan shall be exempt from the limitation set forth in Section 162(m) of the Internal Revenue Code.

          (h) The term "Savings Plan" shall mean the Savings Plan for Employees of Frozen Food Express Industries, Inc., established pursuant to Internal Revenue Code Sections 401(a) and 401(k).

       2.   Incentive Bonus.
            ---------------

          (a) Each calendar year, the Committee shall allocate to each Participant his Applicable percentage of his Incentive Bonus, which shall be paid in cash or partially in cash and partially in Common Stock. The Incentive Bonus shall be determined in accordance with paragraph (b) below, and the Applicable Percentage shall be determined in accordance with paragraph (c) below:

          (b) The Incentive Bonus for any calendar year for a Participant shall be such number of weeks' Pay as is determined on the basis of the Operating Ratio targets for that calendar year. The Incentive Bonus Operating Ratio targets for 1995 and related bonus levels shall be as follows:

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
                                          Payment Form
                                    ----------------------

                   Total Incentive      Cash       Stock
 Operating Ratio        Bonus         Equal to    Equal to
- -----------------  ---------------  ------------  --------
  94.0% - 94.9%    1 week's Pay     1 week's Pay  None
  93.0% - 93.9%    2 weeks' Pay     2 week's Pay  None
 92.9% and below   3 weeks' Pay     3 week's Pay  None

The Committee may, in its sole discretion, re-determine the target Operating Ratios and the number of weeks' Pay as the Incentive Bonus for the specified target Operating Ratios for the subsequent calendar year. IF THE COMMITTEE FAILS TO RE-DETERMINE THE NUMBER OF WEEKS' PAY AND THE TARGET OPERATING RATIOS, THE PRIOR YEAR'S TARGETS AND PAY SHALL REMAIN IN EFFECT.

          (c) The Applicable Percentage shall mean the percentage of a Participant's Incentive Bonus allocated to the Participant and shall be based on the Participant's date of hire either within the calendar year or prior to the start of the calendar year for which the Incentive Bonus is determined, as follows:



                HIRE DATE
        From               To       Applicable
- --------------------  ------------  Percentage
                                    -----------
Prior to January 1                    100.0000%
January 1             January 31       91.6667%
February 1            February 28      83.3333%
March 1               March 31         75.0000%
April 1               April 30         66.6667%
May 1                 May 31           58.3333%
June 1                June 30          50.0000%
July 1                July 31          41.6667%
August 1              August 31        33.3333%
September 1           September 30     25.0000%
October 1             October 31       16.6667%
November 1            November 30       8.3333%
December 1            December 31       0.0000%

       3.   Payment of Incentive Bonus
            --------------------------

          (a) The Incentive Bonus allocated to a Participant for a particular calendar year as provided in Section 2 shall be paid in the following manner: the amount of Common Stock set forth in Section 2(b) of this Plan shall be contributed to the Savings Plan and allocated to such Participant's account in the Savings Plan,

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with the remainder of the Incentive Bonus paid to the Participant in cash. The
Incentive Bonus shall be paid (or contributed, as the case may be) as soon as practical after the Operating Ratio for that year has been determined. FFE shall make all reasonable efforts to calculate the Operating Ratio as quickly as practicable but shall not be liable to any Participant for any losses or diminution in value of any Incentive Bonus by reason of the timing of the payment or contribution of the Incentive Bonus.

          (b) Despite anything to the contrary, no Participant whose employment has terminated, other than by death, prior to the payment of any Incentive Bonus under this Incentive Plan shall be entitled to any accrued but unpaid Incentive Bonus.

       4.   Non-Transferability.  Except as expressly provided herein, any
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rights and benefits granted under this Incentive Plan may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or be the laws of descent and distribution, or by a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, and shall not be subject to execution, attachment or similar process.

       5.   No Fiduciary Relationship.  The Boards of Directors and the officers
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of FFE, Industries and Inc. Shall have no duty to manage or operate FFE in order to maximize the benefits granted to Participants hereunder, but rather shall have full discretionary power to make all management and operational decisions based on their determination of their respective best interests. This Incentive Plan shall not be construed to create a fiduciary relationship between such Boards or the officers of FFE, Industries or Inc. and any Participant.

       6.   Governing Law.  This Incentive Plan shall be governed by and
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construed in accordance with the laws of the State of Texas except to the extent
Texas law is pre-empted by federal law.

       7.   Amendments.  The Board of Directors of FFE may amend or terminate
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the Incentive Plan in its sole discretion; provided, however, that these plan
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provisions shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee retirement Income Security Act of 1974, as amended, or the rules thereunder.

       8.   No Employment Guarantee.  Nothing in this Incentive Plan shall be
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construed as an employment contract or a guarantee of continued employment with
FFE. The rights of any Participant shall only be those as are expressly set forth in this Incentive Plan.

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       9.   Administration and Interpretation.  This Incentive Plan shall be
            ---------------------------------
administered by the Committee which shall have sole discretion, subject to
Section 6, to interpret and construe the Incentive Plan.

       10.  General Creditor Status.  The Participants shall, in no event, be
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regarded as standing in any position, if at all, other than as a general creditor of FFE with respect to any rights derived from the existence of this Incentive Plan and shall receive only FFE's unfunded and unsecured promise to pay benefits under this Incentive Plan.

       11.  Captions.  The captions in this Incentive Plan are inserted for
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convenience of reference only and in no way define, describe or limit the scope or intent of this Incentive Plan or any of the provisions hereof.

       12.  Severability.  If any provision of this Incentive Plan is held to be
            ------------
illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and shall not invalidate the remaining provisions of this Incentive Plan, and the remaining provisions of this Incentive Plan shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance from this Incentive Plan.

       13.  Taxes.  FFE shall be entitled to deduct from amounts payable
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hereunder any sums required by federal, state, or local tax law to be withheld with respect to such payments.

       14.  Maximum Bonus.  Notwithstanding any provision of this Incentive Plan
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to the contrary, no Incentive Bonus may be granted pursuant to this Incentive
Plan if, as a result of such grant, the aggregate number of shares of Common Stock granted pursuant to this Incentive Plan exceeds five percent of the total outstanding shares of Common Stock at the time in question.

       15.  Costs.  All expenses and costs incurred in connection with the
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operation of this Incentive Plan shall be borne by FFE.

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